Exhibit 99.1

Equinix Reports First Quarter 2013 Results

  Reported revenues of $519.5 million, a 3% increase over the previous quarter and a 17% increase over the same quarter last year
  Reiterated 2013 annual guidance of revenues to be greater than $2,200.0 million, adjusted EBITDA to be greater than $1,010.0 million and total capital expenditures to be in the range of $550.0 to $650.0 million

REDWOOD CITY, Calif.--(BUSINESS WIRE)--April 24, 2013--Equinix, Inc. (Nasdaq: EQIX), the global interconnection and data center company, today reported quarterly results for the quarter ended March 31, 2013. The Company uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measures after the presentation of our GAAP financial statements.

Revenues were $519.5 million for the first quarter, a 3% increase over the previous quarter and a 17% increase over the same quarter last year. Recurring revenues, consisting primarily of colocation, interconnection and managed services were $495.3 million for the first quarter, a 3% increase over the previous quarter and an 18% increase over the same quarter last year. Non-recurring revenues were $24.2 million in the quarter.

“Equinix delivered solid financial results in the first quarter, and we are well positioned for the remainder of 2013,” said Steve Smith, president and CEO of Equinix. “We are executing with discipline and focus to capture the demand driven by strong secular trends in video, cloud, mobility and IP traffic. This quarter we saw record bookings in Cloud as service providers expand their services to meet the changing needs of enterprises who are deploying hybrid cloud architectures across Platform Equinix.”

Cost of revenues were $259.3 million for the first quarter, a 4% increase over the previous quarter and a 19% increase over the same quarter last year. Cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation of $96.5 million, which we refer to as cash cost of revenues, were $162.8 million for the first quarter, a 2% increase from the previous quarter and a 19% increase over the same quarter last year. Gross margins for the quarter were 50%, down from 51% for the previous quarter and 51% for the same quarter last year. Cash gross margins, defined as gross profit before depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter were 69%, unchanged from the previous quarter and the same quarter last year.

Selling, general and administrative expenses were $148.0 million for the first quarter, a 4% increase over the previous quarter and a 19% increase over the same quarter last year. Selling, general and administrative expenses, excluding depreciation, amortization and stock-based compensation of $34.8 million, which we refer to as cash selling, general and administrative expenses, were $113.2 million for the first quarter, a 5% increase over the previous quarter and an 18% increase over the same quarter last year.

Interest expense was $60.3 million for the first quarter, a 19% increase from the previous quarter and a 14% increase over the same quarter last year, primarily attributed to the $1.5 billion senior notes offering in March 2013. The Company recorded income tax expense of $12.2 million for the first quarter and income tax expense of $13.9 million in the same quarter last year.

Income from continuing operations was $108.6 million for the first quarter, a 6% increase from the previous quarter and an 8% increase over the same quarter last year. Adjusted EBITDA, defined as income or loss from continuing operations before depreciation, amortization, accretion, stock-based compensation, restructuring charges, impairment charges and acquisition costs, for the first quarter was $243.5 million, an increase of 2% over the previous quarter and a 16% increase over the same quarter last year.

Net income attributable to Equinix for the first quarter was $35.9 million. This represents a basic net income per share attributable to Equinix of $0.73 and a diluted net income per share attributable to Equinix of $0.71 based on a weighted average share count of 49.0 million and 53.5 million, respectively, for the first quarter of 2013.

Capital expenditures, defined as gross capital expenditures less the net change in accrued property, plant and equipment in the first quarter, were $75.7 million, of which $41.7 million was attributed to expansion capital expenditures and $34.0 million was attributed to ongoing capital expenditures.

The Company generated cash from operating activities of $84.2 million for the first quarter as compared to $209.1 million in the previous quarter and $126.0 million for the same quarter last year. Cash used in investing activities was $1,142.5 million in the first quarter, primarily attributed to $836.4 million of the proceeds from the issuance of the $1.5 billion senior notes that was placed into a restricted cash account for the redemption of the $750.0 million 8.125% senior notes, as compared to cash used in investing activities of $209.3 million in the previous quarter and cash provided by investing activities of $269.4 million for the same quarter last year. Cash provided by financing activities was $1,496.8 million for the first quarter, primarily attributed to the issuance of the $1.5 billion senior notes, as compared to cash provided by financing activities of $12.2 million in the previous quarter and cash used in financing activities of $44.0 million for the same quarter last year.

As of March 31, 2013, the Company’s cash, cash equivalents and investments, excluding restricted cash, were $1,212.1 million as compared to $546.5 million as of December 31, 2012.

In April 2013, the Company redeemed the entire principal amount of the $750.0 million 8.125% senior notes pursuant to the optional redemption provisions of such notes. As a result, the Company will recognize a loss on debt extinguishment in the second quarter of 2013 of approximately $89.9 million, representing the redemption premium paid of $80.9 million and the write-off of unamortized debt issuance costs of $9.0 million related to the $750.0 million 8.125% senior notes.

Business Outlook

For the second quarter of 2013, the Company expects revenues to be in the range of $530.0 to $534.0 million. Cash gross margins are expected to range between 68% and 69%. Cash selling, general and administrative expenses are expected to range between $120.0 and $124.0 million. Adjusted EBITDA is expected to be between $240.0 and $244.0 million. Capital expenditures are expected to be approximately $170.0 to $180.0 million, comprised of approximately $45.0 million of ongoing capital expenditures and $125.0 to $135.0 million of expansion capital expenditures.

For the full year of 2013, total revenues are expected to be greater than $2,200.0 million, which absorbs approximately $21.0 million in negative currency movements, when compared to our prior foreign currency exchange rates. Total year cash gross margins are expected to range between 68% to 69%. Cash selling, general and administrative expenses are expected to range between $490.0 and $510.0 million. Adjusted EBITDA for the year is expected to be greater than $1,010.0 million, which absorbs approximately $9.0 million in negative currency movements, when compared to our prior foreign currency exchange rates. Capital expenditures for 2013 are expected to be in the range of $550.0 to $650.0 million, comprised of approximately $165.0 million of ongoing capital expenditures and $385.0 to $485.0 million for expansion capital expenditures.

The U.S. dollar exchange rates used for 2013 guidance have been updated to $1.28 to the Euro, $1.52 to the Pound, S$1.24 to the U.S. dollar and R$2.02 to the U.S. dollar. Updated global revenue breakdown by currency for the Euro, Pound, Singapore dollar and Brazilian Real is 14%, 8%, 6% and 4%, respectively.

Company Metrics and Q1 Results Presentation

The Company will discuss its results and guidance on its quarterly conference call on Wednesday, April 24, 2013, at 5:30 p.m. ET (2:30 p.m. PT). A presentation to accompany the call as well as the Company’s Non-Financial Metrics tracking sheet will be available on the Company’s website at www.equinix.com/investors. To hear the conference call live, please dial 210-234-8004 (domestic and international) and reference the passcode (EQIX). A simultaneous live Webcast of the call will also be available at www.equinix.com/investors.

A replay of the call will be available beginning on Wednesday, April 24, 2013, at 7:30 p.m. (ET) through May 24, 2013, by dialing 203-369-0250 and referencing the passcode (2013). In addition, the webcast will be available on the Company’s web site at www.equinix.com/investors. No password is required for the replay or the webcast.

About Equinix

Equinix, Inc. (Nasdaq: EQIX), connects more than 4,000 companies directly to their customers and partners inside the world’s most networked data centers. Today, businesses leverage the Equinix interconnection platform in 31 strategic markets across the Americas, EMEA and Asia-Pacific. www.equinix.com.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow, adjusted free cash flow, discretionary free cash flow and adjusted discretionary free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain items that it believes are not good indicators of the Company's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges, impairment charges, acquisition costs and excess tax benefits from employee equity awards. Legislative and regulatory requirements encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these items in order for Equinix's lenders, investors, and industry analysts who review and report on the Company, to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a cost that may not recur and is not a good indicator of the Company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes stock-based compensation expense as it primarily represents expense attributed to equity awards that have no current or future cash obligations. As such, we, and many investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of our IBX centers, which we did not intend to build out, or our decision to reverse such restructuring charges or severance charges related to the Switch and Data acquisition. Equinix excludes impairment charges related to certain long-lived assets. The impairment charges relate to expense recognized whenever events or changes in circumstances indicate that the carrying amount of long-lived assets are not recoverable. Equinix excludes acquisition costs from its non-GAAP financial measures. The acquisition costs relate to costs the Company incurs in connection with business combinations. Management believes such items as restructuring charges, impairment charges and acquisition costs are non-core transactions; however, these types of costs will or may occur in future periods.

Equinix excludes excess tax benefits from employee equity awards from adjusted discretionary free cash flow as they are required to appear as an operating cash outflow with an offsetting financing cash inflow in the statement of cash flows and, as a result, do not actually reflect a true cash outflow to the Company. However, this type of cash flow activity will or may occur in future periods.

Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. International Business Exchange is a trademark of Equinix, Inc.

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

		Three Months Ended
		March 31, 2013	December 31, 2012	March 31, 2012

	Recurring revenues	$495,271	$481,738	$420,890
	Non-recurring revenues	24,184	24,782	22,355
	Revenues	519,455	506,520	443,245

	Cost of revenues	259,268	250,121	217,098
	Gross profit	260,187	256,399	226,147

	Operating expenses:
	Sales and marketing	58,276	55,690	46,410
	General and administrative	89,685	86,867	78,316
	Impairment charges	-	9,861	-
	Acquisition costs	3,662	1,939	675
	Total operating expenses	151,623	154,357	125,401

	Income from continuing operations	108,564	102,042	100,746

	Interest and other income (expense):
	Interest income	747	758	691
	Interest expense	(60,331)	(50,516)	(52,818)
	Other expense	(459)	(717)	(154)
	Total interest and other, net	(60,043)	(50,475)	(52,281)

	Income from continuing operations before income taxes	48,521	51,567	48,465

	Income tax expense	(12,198)	(17,294)	(13,853)

	Net income from continuing operations	36,323	34,273	34,612

	Net income from discontinued operations, net of tax	-	6	199
	Gain on sale of discontinued operations, net of tax	-	11,852	-

	Net income	36,323	46,131	34,811

	Net income attributable to redeemable non-controlling interests	(441)	(1,273)	(288)

	Net income attributable to Equinix	$35,882	$44,858	$34,523

	Net income per share attributable to Equinix:

	Basic net income per share from continuing operations	$0.73	$0.68	$0.74
	Basic net income per share from discontinued operations	-	0.24	0.00
	Basic net income per share (1)	$0.73	$0.92	$0.74

	Diluted net income per share from continuing operations	$0.71	$0.66	$0.71
	Diluted net income per share from discontinued operations	-	0.22	0.00
	Diluted net income per share (2)	$0.71	$0.88	$0.71

	Shares used in computing basic net income per share	49,029	48,673	46,955

	Shares used in computing diluted net income per share	53,480	52,917	51,061

(1)	The net income used in the computation of basic net income per share attributable to Equinix is presented below:

	Net income from continuing operations	$36,323	$34,273	$34,612
	Net income attributable to non-controlling interests	(441)	(1,273)	(288)
	Adjustments attributable to redemption value of non-controlling interests	-	-	209
	Net income from continuing operations attributable to Equinix, basic	35,882	33,000	34,533
	Net income from discontinued operations	-	11,858	199
	Net income attributable to Equinix, basic	$35,882	$44,858	$34,732

(2)	The net income used in the computation of diluted net income per share attributable to Equinix is presented below:

	Net income from continuing operations attributable to Equinix, basic	$35,882	$33,000	$34,533
	Interest on convertible debt	1,851	1,707	1,699
	Net income from continuing operations attributable to Equinix, diluted	37,733	34,707	36,232
	Net income from discontinued operations	-	11,858	199
	Net income attributable to Equinix, diluted	$37,733	$46,565	$36,431

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands)
(unaudited)

	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012

Net income	$36,323	$46,131	$34,811

Other comprehensive income (loss), net of tax:
Foreign currency translation gain (loss)	(72,554)	9,307	34,312
Unrealized gain (loss) on available for sale securities	98	(37)	78
Other comprehensive income (loss), net of tax:	(72,456)	9,270	34,390

Comprehensive income (loss), net of tax	(36,133)	55,401	69,201

Net income attributable to redeemable non-controlling interests	(441)	(1,273)	(288)
Other comprehensive income (loss) attributable to redeemable non-controlling interests	(769)	3,330	(1,059)

Comprehensive income (loss) attributable to Equinix, net of tax	$(37,343)	$57,458	$67,854

EQUINIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

Assets	March 31, 2013	December 31, 2012

Cash and cash equivalents	$685,019	$252,213
Short-term investments	233,289	166,492
Restricted cash	843,478	9,380
Accounts receivable, net	185,163	163,840
Other current assets	58,908	47,826
Total current assets	2,005,857	639,751
Long-term investments	293,751	127,819
Property, plant and equipment, net	3,888,624	3,918,999
Goodwill	1,018,777	1,042,564
Intangible assets, net	191,935	201,562
Other assets	212,423	202,269
Total assets	$7,611,367	$6,132,964

Liabilities and Stockholders' Equity

Accounts payable and accrued expenses	$248,395	$268,853
Accrued property and equipment	63,077	63,509
Current portion of capital lease and other financing obligations	16,304	15,206
Current portion of loans payable	47,350	52,160
Current portion of senior notes	750,000	-
Current portion of deferred tax liabilities	69,689	69,689
Other current liabilities	69,329	69,872
Total current liabilities	1,264,144	539,289
Capital lease and other financing obligations, less current portion	568,067	545,853
Loans payable, less current portion	179,560	188,802
Senior notes, less current portion	2,250,000	1,500,000
Convertible debt	712,478	708,726
Other liabilities	197,966	230,843
Total liabilities	5,172,215	3,713,513

Redeemable non-controlling interests	96,891	84,178

Common stock	50	49
Additional paid-in capital	2,627,334	2,583,371
Treasury stock	(36,309)	(36,676)
Accumulated other comprehensive loss	(174,267)	(101,042)
Accumulated deficit	(74,547)	(110,429)
Total stockholders' equity	2,342,261	2,335,273

Total liabilities, redeemable non-controlling interests and stockholders' equity	$7,611,367	$6,132,964

Ending headcount by geographic region is as follows:

Americas headcount	1,872	1,821
EMEA headcount	848	811
Asia-Pacific headcount	553	521
Total headcount	3,273	3,153

EQUINIX, INC.
SUMMARY OF DEBT OUTSTANDING
(in thousands)
(unaudited)

	March 31, 2013	December 31, 2012

Capital lease and other financing obligations	$584,371	$561,059

U.S. term loan	170,000	180,000
ALOG financing	49,566	48,807
Paris 4 IBX financing	7,308	8,071
Other loans payable	36	4,084
Total loans payable	226,910	240,962

Senior notes	3,000,000	1,500,000

Convertible debt, net of debt discount	712,478	708,726
Plus debt discount	57,235	60,990
Total convertible debt principal	769,713	769,716

Total debt outstanding	$4,580,994	$3,071,737

	EQUINIX, INC.
	CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	(in thousands)
	(unaudited)

		Three Months Ended
		March 31, 2013	December 31, 2012	March 31, 2012

	Cash flows from operating activities:
	Net income	$36,323	$46,131	$34,811
	Adjustments to reconcile net income to net cash provided by operating activities:
	Depreciation, amortization and accretion	108,531	103,457	93,922
	Stock-based compensation	22,703	21,924	19,103
	Debt issuance costs and debt discount	5,753	5,308	8,107
	Impairment charges	-	9,861	-
	Gain on sale of discontinued operations	-	(11,852)	-
	Excess tax benefits from employee equity awards	(18,990)	(19,457)	-
	Other reconciling items	3,085	584	2,857
	Changes in operating assets and liabilities:
	Accounts receivable	(24,663)	20,299	(19,677)
	Income taxes, net	(1,609)	2,711	(8,763)
	Accounts payable and accrued expenses	(27,996)	26,203	(40,535)
	Other assets and liabilities	(18,956)	3,930	36,168
	Net cash provided by operating activities	84,181	209,099	125,993
	Cash flows from investing activities:
	Purchases, sales and maturities of investments, net	(232,965)	(15,162)	346,366
	Purchase of Dubai IBX data center	-	(22,918)	-
	Purchase of Asia Tone, less cash acquired	(107)	(13,540)	-
	Purchases of real estate	-	(24,656)	-
	Purchases of other property, plant and equipment	(75,667)	(210,408)	(145,490)
	Proceeds from sale of discontinued operations	-	76,458	-
	Other investing activities	(833,801)	899	68,557
	Net cash provided by (used in) investing activities	(1,142,540)	(209,327)	269,433
	Cash flows from financing activities:
	Purchases of treasury stock	-	-	(13,364)
	Proceeds from employee equity awards	14,368	5,998	30,460
	Proceeds from loans payable	-	4,049	8,909
	Proceeds from senior notes	1,500,000	-	-
	Repayment of capital lease and other financing obligations	(3,516)	(3,471)	(2,826)
	Repayment of loans payable	(14,052)	(13,332)	(67,129)
	Excess tax benefits from employee equity awards	18,990	19,457	-
	Other financing activities	(19,030)	(453)	-
	Net cash provided by (used in) financing activities	1,496,760	12,248	(43,950)
	Effect of foreign currency exchange rates on cash and cash equivalents	(5,595)	506	2,645
	Net increase in cash and cash equivalents	432,806	12,526	354,121
	Cash and cash equivalents at beginning of period	252,213	239,687	278,823
	Cash and cash equivalents at end of period	$685,019	$252,213	$632,944

	Supplemental cash flow information:
	Cash paid for taxes	$14,036	$17,133	$1,734
	Cash paid for interest	$67,975	$27,404	$63,336

	Free cash flow (1)	$(825,394)	$14,934	$49,060

	Adjusted free cash flow (2)	$(806,297)	$19,047	$49,060

	Ongoing capital expenditures (3)	$33,997	$43,497	$38,462

	Discretionary free cash flow (4)	$50,184	$165,602	$87,531

	Adjusted discretionary free cash flow (5)	$69,174	$185,059	$87,531

(1)

We define free cash flow as net cash provided by operating activities plus net cash provided by (used in) investing activities
(excluding the net purchases, sales and maturities of investments) as presented below:

	Net cash provided by operating activities as presented above	$84,181	$209,099	$125,993
	Net cash provided by (used in) investing activities as presented above	(1,142,540)	(209,327)	269,433
	Purchases, sales and maturities of investments, net	232,965	15,162	(346,366)
	Free cash flow (negative free cash flow)	$(825,394)	$14,934	$49,060

(2)

We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases of real estate, acquisitions, sales of discontinued operations and any excess tax benefits from employee equity awards, as presented below:

	Free cash flow (as defined above)	$(825,394)	$14,934	$49,060
	Less purchase of Dubai IBX data center, less cash acquired	-	22,918	-
	Less purchase of Asia Tone, less cash acquired	107	13,540	-
	Less purchases of real estate	-	24,656	-
	Less sale of discontinued operations	-	(76,458)	-
	Less excess tax benefits from employee equity awards	18,990	19,457	-
	Adjusted free cash flow (negative adjusted free cash flow)	$(806,297)	$19,047	$49,060

(3)

We refer to our purchases of other property, plant and equipment as our capital expenditures (or capex). We categorize our capital expenditures into expansion and ongoing capex. Expansion capex is capex spent to build out our new data centers and data center expansions. Our ongoing capex represents all of our other capex spending.

	Ongoing capital expenditures	$33,997	$43,497	$38,462
	Expansion capital expenditures	41,670	166,911	107,028
	Total capital expenditures	$75,667	$210,408	$145,490

(4)	We define discretionary free cash flow as net cash provided by operating activities less ongoing capital expenditures (as described above), as presented below:

	Net cash provided by operating activities as presented above	$84,181	$209,099	$125,993
	Less ongoing capital expenditures	(33,997)	(43,497)	(38,462)
	Discretionary free cash flow	$50,184	$165,602	$87,531

(5)	We define adjusted discretionary free cash flow as discretionary free cash flow (as defined above) excluding any excess tax benefits from employee equity awards as presented below:

	Discretionary free cash flow	$50,184	$165,602	$87,531
	Excess tax benefits from employee equity awards	18,990	19,457	-
	Adjusted discretionary free cash flow	$69,174	$185,059	$87,531

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP PRESENTATION
(in thousands)
(unaudited)

		Three Months Ended
		March 31, 2013	December 31, 2012	March 31, 2012

	Recurring revenues	$495,271	$481,738	$420,890
	Non-recurring revenues	24,184	24,782	22,355
	Revenues (1)	519,455	506,520	443,245

	Cash cost of revenues (2)	162,759	158,950	136,361
	Cash gross profit (3)	356,696	347,570	306,884

	Cash operating expenses (4):
	Cash sales and marketing expenses (5)	46,280	43,996	38,119
	Cash general and administrative expenses (6)	66,956	64,291	58,169
	Total cash operating expenses (7)	113,236	108,287	96,288

	Adjusted EBITDA (8)	$243,460	$239,283	$210,596

	Cash gross margins (9)	69%	69%	69%

	Adjusted EBITDA margins (10)	47%	47%	48%

	Adjusted EBITDA flow-through rate (11)	32%	62%	81%

(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:
	Colocation	$223,565	$218,442	$203,918
	Interconnection	58,206	56,426	51,739
	Managed infrastructure	13,616	12,529	13,936
	Rental	460	490	439
	Recurring revenues	295,847	287,887	270,032
	Non-recurring revenues	12,707	11,456	9,097
	Revenues	308,554	299,343	279,129

	EMEA Revenues:
	Colocation	100,532	95,823	83,951
	Interconnection	8,381	7,989	3,824
	Managed infrastructure	4,249	4,596	3,414
	Rental	120	325	344
	Recurring revenues	113,282	108,733	91,533
	Non-recurring revenues	7,012	8,726	9,803
	Revenues	120,294	117,459	101,336

	Asia-Pacific Revenues:
	Colocation	71,014	69,798	47,117
	Interconnection	9,404	9,090	7,320
	Managed infrastructure	5,724	6,230	4,888
	Recurring revenues	86,142	85,118	59,325
	Non-recurring revenues	4,465	4,600	3,455
	Revenues	90,607	89,718	62,780

	Worldwide Revenues:
	Colocation	395,111	384,063	334,986
	Interconnection	75,991	73,505	62,883
	Managed infrastructure	23,589	23,355	22,238
	Rental	580	815	783
	Recurring revenues	495,271	481,738	420,890
	Non-recurring revenues	24,184	24,782	22,355
	Revenues	$519,455	$506,520	$443,245

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$259,268	$250,121	$217,098
	Depreciation, amortization and accretion expense	(94,907)	(89,530)	(79,420)
	Stock-based compensation expense	(1,602)	(1,641)	(1,317)
	Cash cost of revenues	$162,759	$158,950	$136,361

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$88,473	$83,529	$79,082
	EMEA cash cost of revenues	43,629	43,888	35,353
	Asia-Pacific cash cost of revenues	30,657	31,533	21,926
	Cash cost of revenues	$162,759	$158,950	$136,361

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expenses as operating expenses less depreciation, amortization, stock-based compensation, restructuring charges, impairment charges and acquisition costs. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

(5)	We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expenses	$58,276	$55,690	$46,410
	Depreciation and amortization expense	(6,275)	(6,469)	(4,256)
	Stock-based compensation expense	(5,721)	(5,225)	(4,035)
	Cash sales and marketing expenses	$46,280	$43,996	$38,119

(6)	We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expenses	$89,685	$86,867	$78,316
	Depreciation and amortization expense	(7,349)	(7,480)	(6,474)
	Stock-based compensation expense	(15,380)	(15,096)	(13,673)
	Cash general and administrative expenses	$66,956	$64,291	$58,169

(7)	Our cash operating expenses, or cash SG&A, as defined above, is presented below:

	Cash sales and marketing expenses	$46,280	$43,996	$38,119
	Cash general and administrative expenses	66,956	64,291	58,169
	Cash SG&A	$113,236	$108,287	$96,288

	The geographic split of our cash operating expenses, or cash SG&A, is presented below:

	Americas cash SG&A	$73,551	$65,466	$66,849
	EMEA cash SG&A	27,611	28,043	19,099
	Asia-Pacific cash SG&A	12,074	14,778	10,340
	Cash SG&A	$113,236	$108,287	$96,288

(8)

We define adjusted EBITDA as income from continuing operations plus depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, impairment charges and acquisition costs as presented below:

	Income from continuing operations	$108,564	$102,042	$100,746
	Depreciation, amortization and accretion expense	108,531	103,479	90,150
	Stock-based compensation expense	22,703	21,962	19,025
	Impairment charges	-	9,861	-
	Acquisition costs	3,662	1,939	675
	Adjusted EBITDA	$243,460	$239,283	$210,596

	The geographic split of our adjusted EBITDA is presented below:

	Americas income from continuing operations	$62,597	$66,642	$61,566
	Americas depreciation, amortization and accretion expense	63,224	59,761	56,649
	Americas stock-based compensation expense	17,311	16,972	15,073
	Americas impairment charges	-	6,972	-
	Americas acquisition costs	3,398	1	(90)
	Americas adjusted EBITDA	146,530	150,348	133,198

	EMEA income from continuing operations	22,863	18,738	27,279
	EMEA depreciation, amortization and accretion expense	23,071	22,554	17,312
	EMEA stock-based compensation expense	3,038	2,633	2,164
	EMEA acquisition costs	82	1,603	129
	EMEA adjusted EBITDA	49,054	45,528	46,884

	Asia-Pacific income from continuing operations	23,104	16,662	11,901
	Asia-Pacific depreciation, amortization and accretion expense	22,236	21,164	16,189
	Asia-Pacific stock-based compensation expense	2,354	2,357	1,788
	Asia-Pacific impairment charges	-	2,889	-
	Asia-Pacific acquisition costs	182	335	636
	Asia-Pacific adjusted EBITDA	47,876	43,407	30,514

	Adjusted EBITDA	$243,460	$239,283	$210,596

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	Americas cash gross margins	71%	72%	72%

	EMEA cash gross margins	64%	63%	65%

	Asia-Pacific cash gross margins	66%	65%	65%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	47%	50%	48%

	EMEA adjusted EBITDA margins	41%	39%	46%

	Asia-Pacific adjusted EBITDA margins	53%	48%	49%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$243,460	$239,283	$210,596
	Less adjusted EBITDA - prior period	(239,283)	(228,298)	(193,441)
	Adjusted EBITDA growth	$4,177	$10,985	$17,155

	Revenues - current period	$519,455	$506,520	$443,245
	Less revenues - prior period	(506,520)	(488,730)	(422,116)
	Revenue growth	$12,935	$17,790	$21,129

	Adjusted EBITDA flow-through rate	32%	62%	81%

CONTACT:
Equinix Investor Relations Contacts:
Equinix, Inc.
Katrina Rymill, 650-598-6583
krymill@equinix.com
or
Samir Patodia, 650-598-6587
spatodia@equinix.com
or
Equinix Media Contacts:
Equinix, Inc.
Melissa Neumann, 650-598-6098
mneumann@equinix.com
or
GolinHarris
Liam Rose, 415-318-4380
lrose@golinharris.com